Exhibit (4)(b)

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 (this “Amendment”) to Agreement and Plan of Merger, dated as of November 27, 2018 (the “Original Agreement”) is made and entered into as of this 21st day of December 2018, by and among Golub Capital Investment Corporation, a Maryland corporation, Golub Capital BDC, Inc., a Delaware corporation (“GBDC”), Fifth Ave Subsidiary Inc., a Maryland corporation and wholly-owned subsidiary of GBDC, GC Advisors LLC, a Delaware limited liability company, and, solely for purposes of Section 1.9 thereof, Golub Capital LLC (collectively, the “Parties”). Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Agreement.

RECITALS

The Parties desire to amend the Original Agreement to amend the definition of “GBDC Requisite Vote” in the Original Agreement to include the amendment of the GBDC Charter increase in the authorized capital stock of GBDC in connection with GBDC’s issuance of GBDC Common Stock as Merger Consideration and to make certain conforming changes as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Amendments. Effective as of the date of this Amendment:

a.	Section 4.3(a) in the Original Agreement is amended such that the fourth sentence is deleted in its entirety and replaced by the following:

Except for obtaining from GBDC’s stockholders the GBDC Requisite Vote to approve the GBDC Matters, the Merger and the other Transactions have been authorized by all necessary corporate action.

b.	Section 4.4 is amended such that subsection (iii) in the Original Agreement is deleted in its entirety and replaced by the following:

(iii) the filing with, and the acceptance for record of each such filing by, the DE SOS of (a) a certificate of amendment to the GBDC Charter to increase the authorized number of shares of GBDC Common Stock and (b) the Certificate of Merger in respect of the Second Merger,

c.	Article X is amended such that the definition of “GBDC Requisite Vote” in the Original Agreement is deleted in its entirety and replaced by following:

“GBDC Requisite Vote” means (i) with respect to the issuance of shares of GBDC Common Stock as Merger Consideration, the approval of at least a majority of the votes cast by holders of GBDC Common Stock at a meeting at which a quorum is present, (ii) with respect to the New Investment Advisory Agreement, the approval of the lesser of (1) 67% of the GBDC Common Stock present at a meeting of the stockholders of GBDC if the holders of more than 50% of the outstanding shares of GBDC Common Stock are present or represented by proxy or (2) more than 50% of the outstanding shares of GBDC Common Stock and (iii) with respect to the amendment of the GBDC Charter to increase the authorized capital stock of GBDC to 201,000,000 shares, consisting of 200,000,000 shares of GBDC Common Stock and 1,000,000 shares of preferred stock, par value $0.001, the approval of holders of a majority of the outstanding shares of GBDC Common Stock entitled to vote at a duly held meeting of GBDC stockholders.

2.	Miscellaneous.

a.           This Amendment shall only serve to amend and modify the Original Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Original Agreement which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On and after the date of this Amendment, each reference in the Original Agreement to the “Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Original Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Original Agreement, shall mean and be a reference to the Original Agreement, as amended by this Amendment; provided that references to “the date of this Agreement,” “the date hereof,” and other similar references in the Original Agreement shall continue to refer to the date of the Original Agreement and not to the date of this Amendment.

b.           This Amendment shall be subject to the general provisions contained in Article XI of the Original Agreement, which are incorporated by reference herein, in each case, mutatis mutandis.

[Signature page follows]

2

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

GOLUB CAPITAL INVESTMENT CORPORATION

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	President and Chief Executive Officer

GOLUB CAPITAL BDC, INC.

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	Chief Executive Officer

FIFTH AVE SUBSIDIARY INC.

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

GC Advisors LLC

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	President

GOLUB CAPITAL LLC

By:	/s/ David B. Golub
	Name:	David B. Golub
	Title:	President

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]